UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

February 6, 2008

(Date of earliest event reported)

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

12130 State Highway 3, Building 1

Webster, Texas  77598

(Address of principal executive offices, including zip code)

(713) 558-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

                On February 6, 2008 our Astrotech subsidiary consummated a financing facility with a commercial bank. This facility provides for a $4.0 million term loan, payable in monthly installments of principal and interest based upon a 15 year amortization and a $2.0 million revolving credit facility. The interest rate on the credit facility is prime plus 1.75% (9.0% as of December 31, 2007). The unused revolving credit facility balance is subject to a charge of 0.5%. Funds available under the revolving credit facility are limited to 80% of eligible accounts receivable, and we are subject to various financial and other covenants based upon our Astrotech subsidiary, including a minimum tangible net worth covenant, a liability to tangible net worth covenant, and a debt service coverage covenant. The three-year term loan is secured by the assets of our Astrotech subsidiary and the one-year revolving credit facility is also secured by Astrotech’s accounts receivable.

Section 2 - Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                See the description under Item 1.01, which is incorporated by reference herein.

                A copy of the Company’s press release dated February 8, 2008, announcing this event is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

      (d)  Exhibits

Exhibit Number	Title of Document

99.1	Press release dated February 8, 2008 announcing the financing facility.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

February 11 , 2008	By:	/s/ Brian K. Harrington
Brian K. Harrington
Sr. Vice President and Chief Financial Officer